Exhibit 99.1

Dear Stockholder of Magnegas Corporation
Allow me to bring to your attention the following recent advances of our company:

FACILITIES
We have purchased in cash for long term stability two properties near our R&D facilities;
the first for production of various fuels, and the second for assembling up to 28 Refineries
http://magnegas.com/facilities

OPERATING REFINERIES
We have the following five Magnegas Refineries operating in North America
http://magnegas.com/chesterfield
http://magnegas.com/flint
http://magnegas.com/Cape-Canaveral
http://magnegas.com/tarpon-springs
http://magnegas.com/mexico
Plus refineries in Europe and China
http://www.magnegasitalia.it/
http://magnegas.com//docs/China-Rec.jpg
(picture of Recycler at time of shipment to China in 2009)

MANUFACTURING
We are now producing two types of Magnegas Refineries/Recyclers, the Vertical PAT and the Horizontal PAT Refineries/Recyclers
http://magnegas.com/v-refineries
http://magnegas.com/h-refineries
while we are organizing the production of a third PAF/PAT Oil Refinery
http://magnegas.com/oil-refineries

MAGNEGAS DIVISIONS
The Metal Cutting Division is now operating in various states and expanding
http://magnegas.com/metal-cutting
we are launching the Bio-Waste Division in various markets around the world
http://magnegas.com/biowaste-division
and we are in the final stages of organization of the Hy-Fuels Division
http://magnegas.com/hy-fuels

Thank you for your support and best regards

Dr. Ruggero Maria Santilli
CV: http://www.world-lecture-series.org/santilli-cv
Founder, Chairman and Chief Scientist
Magnegas Corporation